Exhibit 99.1

CITI TRENDS ANNOUNCES SECOND QUARTER 2015 RESULTS AND INITIATES CASH DIVIDEND AND SHARE REPURCHASE PROGRAM

Second quarter 2015 income per share of $0.01 compared with $(0.17) loss last year

First half 2015 income per share of $0.75 compared with $0.43 last year

Dividend - $0.24 annual rate; $15 million share repurchase program

SAVANNAH, GA (August 19, 2015) — Citi Trends, Inc. (NASDAQ: CTRN) today reported results for the second quarter of fiscal 2015.

Financial Highlights — Second quarter ended August 1, 2015

Total sales in the second quarter ended August 1, 2015 increased 6.1% to $153.9 million compared with $145.0 million in the second quarter ended August 2, 2014.  Comparable store sales increased 3.9% in the quarter.

Net income was $0.2 million, or $0.01 per diluted share, in the second quarter of 2015 compared with a net loss of $(2.6) million, or $(0.17) per diluted share, in last year’s second quarter.

Financial Highlights — First half ended August 1, 2015

Total sales in the first half of fiscal 2015 increased 4.7% to $348.8 million compared with $333.0 million in the first half of fiscal 2014.  Comparable store sales increased 2.7% in the first half of this year.

Net income increased 76% to $11.4 million compared with $6.5 million in last year’s first half.  Earnings per diluted share were $0.75 in the first half of 2015 compared with $0.43 in the first half of 2014.

Cash Dividend and Share Repurchase Program

The Company also announced that its Board of Directors approved the initiation of a cash dividend payment at an annual rate of $0.24 per share and a share repurchase program of up to $15 million.

“We believe the commencement of cash dividends, coupled with the new share repurchase program, underscores our continued commitment to building shareholder value and reflects our financial strength as well as the Board’s confidence in our business and strong cash flow,” said Jason Mazzola, President and Chief Executive Officer.  “At the same time, we remain committed to investments in Company growth and other long-term initiatives to enhance shareholder value.”

The first quarterly dividend payment of $0.06 per share will be paid on September 15, 2015, to stockholders of record as of September 1, 2015.   Any determination to declare and pay cash dividends in the future (quarterly or otherwise) will be made by the Board of Directors, from time to time, subject to the Company’s financial condition, results of operations, business requirements and compliance with legal requirements.

The Company expects to fund the share repurchases from cash on hand.  Repurchases may be made at management’s discretion from time to time on the open market, in privately negotiated transactions or otherwise, in each case subject to compliance with all Securities and Exchange Commission rules and other legal requirements, and may be made in part under one or more Rule 10b5-1 plans, which permit stock repurchases at times when the Company might otherwise be precluded from doing so.

Investor Conference Call and Webcast

Citi Trends will host a conference call today at 9:00 a.m. ET.  The number to call for the live interactive teleconference is (212) 231-2937.  A replay of the conference call will be available until August 26, 2015, by dialing (402) 977-9140 and entering the passcode, 21761234.

The live broadcast of Citi Trends’ conference call will be available online at the Company’s website, www.cititrends.com, under the Investor Relations section, beginning today at 9:00 a.m. ET.  The online replay will follow shortly after the call and will be available for replay for one year.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends that have occurred after quarter-end.  The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

About Citi Trends

Citi Trends, Inc. is a value-priced retailer of urban fashion apparel and accessories for the entire family.  The Company operates 518 stores located in 31 states.  Citi Trends’ website address is www.cititrends.com.  CTRN-G

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Forward-Looking Statements

All statements other than historical facts contained in this news release, including statements regarding our future financial results and position, business policy and plans and objectives of management for future operations, are forward-looking statements that are subject to material risks and uncertainties.  The words “believe,” “may,” “could,” “plans,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions, as they relate to Citi Trends, are intended to identify forward-looking statements.  Statements with respect to earnings guidance are forward-looking statements.  Investors are cautioned that any such forward-looking statements are subject to the finalization of the Company’s quarterly financial and accounting procedures, are not guarantees of future performance or results and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Actual results or developments may differ materially from those included in the forward-looking statements as a result of various factors which are discussed in Citi Trends, Inc. filings with the Securities and Exchange Commission.  These risks and uncertainties include, but are not limited to, uncertainties relating to economic conditions, growth risks, consumer spending patterns, competition within the industry, competition in our markets and the ability to anticipate and respond to fashion trends.  Any forward-looking statements by the Company, with respect to earnings guidance, the declaration and payment of dividends, the Company’s share repurchase program, or otherwise, are intended to speak only as of the date such statements are made.  Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, Citi Trends does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.

Contact:	Bruce Smith	Jason Mazzola
	Chief Operating Officer and	President and Chief Executive Officer
	Chief Financial Officer	(912) 443-3990
(912) 443-2075

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CITI TRENDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Thirteen Weeks Ended	Thirteen Weeks Ended
	August 1, 2015	August 2, 2014
	(unaudited)	(unaudited)
Net sales	$153,878	$144,987

Cost of sales (exclusive of depreciation shown separately below)	(93,179)	(91,540)
Selling, general and administrative expenses	(55,703)	(53,197)
Depreciation	(4,620)	(5,108)
Asset impairment	—	(83)
Income (loss) from operations	376	(4,941)
Interest income	59	39
Interest expense	(47)	(56)
Income (loss) before income tax (expense) benefit	388	(4,958)
Income tax (expense) benefit	(226)	2,379
Net income (loss)	$162	$(2,579)

Basic net income (loss) per common share	$0.01	$(0.17)
Diluted net income (loss) per common share	$0.01	$(0.17)

Weighted average shares used to compute basic net income (loss) per share	15,183	14,972
Weighted average shares used to compute diluted net income (loss) per share	15,204	14,972

	Twenty-Six Weeks Ended	Twenty-Six Weeks Ended
	August 1, 2015	August 2, 2014
	(unaudited)	(unaudited)
Net sales	$348,791	$333,003

Cost of sales (exclusive of depreciation shown separately below)	(210,688)	(206,307)
Selling, general and administrative expenses	(111,515)	(107,172)
Depreciation	(9,433)	(10,268)
Asset impairment	—	(83)
Income from operations	17,155	9,173
Interest income	115	92
Interest expense	(94)	(104)
Income before income tax expense	17,176	9,161
Income tax expense	(5,735)	(2,661)
Net income	$11,441	$6,500

Basic net income per common share	$0.76	$0.44
Diluted net income per common share	$0.75	$0.43

Weighted average shares used to compute basic net income per share	15,139	14,937
Weighted average shares used to compute diluted net income per share	15,193	14,946

CITI TRENDS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands)

	August 1, 2015	August 2, 2014
	(unaudited)	(unaudited)
Assets:
Cash and cash equivalents	$54,380	$70,707
Short-term investment securities	24,778	13,033
Inventory	126,346	120,456
Prepaid and other current assets	18,946	19,145
Property and equipment, net	47,903	51,746
Long-term investment securities	36,512	18,135
Other noncurrent assets	7,184	7,830
Total assets	$316,049	$301,052

Liabilities and Stockholders’ Equity:
Accounts payable	$59,391	$58,845
Accrued liabilities	25,297	25,886
Other current liabilities	2,128	3,324
Noncurrent liabilities	6,040	6,588
Total liabilities	92,856	94,643

Total stockholders’ equity	223,193	206,409
Total liabilities and stockholders’ equity	$316,049	$301,052